Exhibit 10.11

FIRST AMENDMENT TO
CREDIT AGREEMENT

This First Amendment to Credit ("Amendment"), executed on August 3, 2006 to be effective as of April 26,2006, is by and among ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation (formerly known as "Across America Real Estate Development Corp.") ("Company"), GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership, G. BRENT BACKMAN, and KAREN A. BACKMAN (collectively "Guarantor") and VECTRA BANK COLORADO, NATIONAL ASSOCIATION ("Lender").

RECITALS:

A. Company and Lender entered into that certain Credit Agreement, dated April 25, 2005 ("Original Credit Agreement") relating to a credit facility for individual development and construction loans to be made to the Company and its operating subsidiaries, which in the aggregate will not exceed $10,000,000.00 ("Loans").

B. The credit facility described in the Original Credit Agreement expired on April 25, 2006. Company has requested that Lender extend the credit facility one year. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

1.  Definitions Except as defined herein, the capitalized terms shall have the same meanings as set forth in the Original Credit Agreement. Any reference to "Agreement" shall mean the Original Credit Agreement as amended in this Amendment, and as may be amended or modified from time to time. All references in any documents to any Notes, Security Documents or any of the Loan Documents shall refer to the Loan, Notes, Security Documents and Loan Documents, as amended pursuant to this Amendment.

2.  Representations and Warranties. Company hereby warrants and represents to the Lender that as of the date of this Amendment:

(a)
There has been no material adverse change in the financial condition of Company or any other person whose financial statement has been delivered to Lender in connection with the Loans from the most recent financial statements received by Lender.

(b)	Each and all representations and warranties of Company in the Loan Documents are accurate on the date hereof.

(c)	Company has no claims, counterclaims, defenses, or set-offs with respect to the Loans or the Loan Documents.

(d)	The Loan Documents are the legal, valid, and binding obligations of Company, enforceable against Company in accordance with their terms.

(e)
Company is validly existing under the laws of the state of its formation or organization and has the requisite power and authority to execute and deliver this Amendment and to perform the Loan Documents as modified herein. The execution and delivery of this Amendment and the performance of the Loan Documents as modified herein have been duly authorized by all requisite action by or on behalf of Company.

This Amendment has been duly executed and delivered on behalf of Company.

3.  Credit Agreement. The following sections and subsections of the Credit Agreement shall be, and hereby are, amended as follows:

(a)	Section 1. The definition of Debt Service Coverage Ratio shall hereby be amended and restated as follows:

"Debt Service Coverage Ratio" means, for any period, the ratio calculated by dividing the (i) proforma NO1 of the Approved Lease before interest expense, capitalized interest, taxes, amortization and depreciation for such period by (ii) the amount equal to the principal and interest payments that would be due and payable during a one year period based upon the amount necessary to fully amortize a hypothetical loan in an amount equal to the Maximum Project Loan Amount, using an interest rate equal to 2.20% plus the three-month average Treasury rate (for treasuries having a ten (10) year maturity) as of the last day of the most recent calendar month in equal installments over an assumed amortization period of 25 years"

(b)	Section 2.2 h. shall hereby be amended and restated as follows:

"h. Debt Service Coverage Ratio. The Approved Lease must reflect a pro forma NOI, as determined by Lender, that is in compliance with the Debt Service Coverage Ratio. For a lease to be approved, the Debt Service Coverage Ratio must equal or exceed 1.25 to 1 ."

(c)	Section 2.3 e. shall hereby be amended and restated as follows:

"e. The rental rate of the Lease must reflect a proforma NO1 that will, upon completion, comply with the Debt Service Coverage Ratio. For a lease to be approved, the Debt Service Coverage Ratio must equal or exceed 1.25 to 1."

(d)	Section 2.5 shall be amended and restated as follows:

"2.5 Expiration of Facility. This facility shall expire on July 21, 2007, at which time Lender shall have no obligation to review or approve any additional Projects, but the Loan Documents shall remain in full force and effect until paid in full."

(e)	The following Section 13.19 is hereby added to the Credit Agreement:

"1 3.19 Arbitration Disclosures.

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.

2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.

3. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.

4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.

5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.

6. ARBITRATION WILL APPLY TO ALL DISPUTES BETWEEN THE PARTIES, NOT JUST THOSE CONCERNING THIS AGREEMENT.

7. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

Any claim or controversy ("Dispute") between or among the parties and their employees, agents, affiliates, and assigns, including, but not limited to, Disputes arising out of or relating to this agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Agreements"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this agreement or Related Agreements. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties.

The arbitration proceedings shall be conducted in a city mutually agreed by the parties. Absent such an agreement, arbitration will be conducted in Denver, Colorado or such other place as may be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within 150 days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause, or Related Agreements, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must slate as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim arising out of the same transaction involving another party to that transaction that is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral; and (2) consolidate or administer multiple arbitration claims or controversies as a class action in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000); if the award exceeds that limit, any party may demand the right to a court trial. Such a demand must be filed with the Administrator within 30 days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or nonjudicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction thereover any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or after initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator. If any party desires to arbitrate a Dispute asserted against such party in a complaint, counterclaim, crossclaim, or third-party complaint thereto, or in an answer or other reply to any such pleading, such party must make an appropriate motion to the trial court seeking to compel arbitration, which motion must be filed with the court within 45 days of service of the pleading, or amendment thereto, setting forth such Dispute. If arbitration is compelled after commencement of litigation of a Dispute, the party obtaining an order compelling arbitration shall commence arbitration and pay the Administrator's filing fees and costs within 45 days of entry of such order. Failure to do so shall constitute an agreement to proceed with litigation and waiver of the right to arbitrate. In any arbitration commenced by a consumer regarding a consumer Dispute, Vectra Bank Colorado, National Association shall pay one half of the Administrator's filing fee, up to $250.

Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Agreements between or among the parties, the Federal Arbitration Act, 9 U.S.C. 5 1 m., shall apply to the construction and interpretation of this arbitration clause. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect."

4.  Conditions Precedent. The obligations of the Lender under this Amendment and under the foregoing amendments to the Original Credit Agreement, the Notes and other Loan Documents are subject to the satisfaction of the following conditions precedent (all of which shall he satisfactory to the Lender in form and substance in the Lender's sole and absolute discretion):

(a)	Company shall have executed and delivered this Amendment;

(b)	Company shall have paid all accrued and unpaid interest due on the Notes;

(c)	The Guarantors shall have executed and delivered to the Lender a Consent of Guarantors consenting to the amendments contemplated by this Amendment, substantially in the form of Exhibit A hereto;

(d)	Company and each Guarantor shall have provided current financial statements to the Lender;

(e)	Company and each Guarantor that as other than a natural person shall have delivered borrowing resolutions in a form acceptable to Lender authorizing the execution of the documents set forth herein;

(f)	Company shall have paid the Lender an additional loan fee in the amount of $-0.; and

(g)
Company shall have paid all of the expenses incurred in connection with the transactions contemplated by this Amendment, including, without limitation, all the fees and disbursements of the Lender's attorneys and their staff, the cost of obtaining the endorsement to the mortgagee's title insurance policy and all recording and filing fees, charges and expenses.

If Company fails to comply with all of the conditions set forth above, all of the Lender's obligations under this Amendment shall be null and void and of no force and effect whatsoever.

5.  Status of Obligations: Release of Claims

(a)
Except as specified in this Amendment, the provisions of the Original Credit Agreement, the Notes and Security Documents shall remain in full force and effect, and if there is a conflict between the terns of the Original Credit Agreement, this Amendment and the Notes or the Loan Documents, the terms of this Amendment shall control.

(b)	Company does hereby ratify, confirm and acknowledge that the Loan Documents are valid and binding obligations of the Company, enforceable against the same in accordance with their terms.

(c)
Company, for itself, its heirs, administrators, executors, personal representatives, successors and assigns, and all persons claiming by, through or under the Company, does hereby fully and forever release and discharge the Lender, its affiliates, all its past and present employees, officers, directors and agents and its successors and assigns from any and all claims, demands, obligations, actions, liabilities, losses, costs, expenses and damages of every kind and nature whatsoever, including, without limitation, attorney's fees, in law or in equity, whether known or unknown, that Company or any other person acting by, through or under Company may now have, or claim at any future time to have, based in whole or in part upon any act or omission to the date hereof, without regard to present, actual knowledge of acts or omissions, arising from or based upon or in any way related to the Loans or the making or administration of the Loans.

6.  Additional Documents. Company shall execute and deliver to the Lender at any time and from time to time such additional amendments to the Original Credit Agreement, the Notes and the Security Documents as the Lender may request to confirm and carry out the transactions contemplated hereby or to confirm, correct and clarify the security for the Loan.

7.  Miscellaneous.

(a)
This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their heirs, administrators, executors, personal representatives, successors and assigns.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(c)	This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

(d)	Time is of the essence hereof with respect to the dates, terms and conditions of this Amendment and the documents to be delivered pursuant hereto.

(e)
This Amendment constitutes the entire agreement between Company and the Lender concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Company and the Lender and designated as an amendment or modification of this Amendment.

If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

"Lender"
VECTRA BANK COLORADO, NATIONAL ASSOCIATION
By:	/s/___________________________________
Vice President

"Company"
ACROSS AMERICA REAL ESTATE CORP., A Colorado corporation
By:	/s/___________________________________
President

"Guarantor"
GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership
By:	/s/___________________________________
G. Brent Backman, general partner
G. Brent Backman, individually
Karen A. Backman, individually

EXHIBIT A

CONSENT OF GUARANTOR

In consideration of the transactions consented to hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned ("Guarantor") as the guarantor under the Unconditional Continuing Guaranty of Payment, dated April 25, 2005, given by the undersigned to Vectra Bank Colorado, National Association (the "Lender") to guarantee certain obligations of Across America Real Estate Corp. (formerly known as "Across America Real Estate Development Corp.") ("Company"), a Colorado corporation, to the Lender, hereby:

(a)
consents to the extension of the credit facility and other transactions set forth in and contemplated by the First Amendment to Credit Agreement, dated as of April 26,2006, between the Lender and Company;

(b)	consents to any and all prior extensions, amendments and renewals of the Loans and the documents governing, evidencing and securing the Loans.

(c)
agrees that the Guaranty and all obligations of the Guarantor thereunder remain in full force and effect, notwithstanding the modifications described in the First Amendment to Credit Agreement; and (d) forever and unconditionally releases and discharges, for himself, his heirs, administrators, executors, personal representatives, successors and assigns, and all persons claiming by, through or under him, the Lender, its affiliates, all its past and present employees, officers, directors, agents and its successors and assigns from any and all claims, demands, obligations, actions, liabilities, losses, costs, expenses and damages of every kind and nature whatsoever, including, without limitation, attorneys' fees, in law or in equity, whether known or unknown, that the undersigned or any other person acting by, through or under him may now have, or claim at any future time to have, based in whole or in part upon any act or omission to the date herein, without regard to present, actual knowledge of acts or omissions, arising from or based upon or in any way related to the Loans or the making or administration of the Loans.

Dated as of April 26,2006.

            GUARANTOR:

            GDBA INVESTMENTS, LLLP,
            a Colorado limited liability limited partnership

            By:   /s/ _______________________
             G. Brent Backman, general partner

STATE OF ______________________	)
	)	ss
COUNTY OF_____________________	)

The foregoing instrument was acknowledged before me this day of ____, 2006, by G. Brent Backman as general partner of and on behalf of GDBA Investments, LLLP, a Colorado limited liability limited partnership.

Witness my hand and official seal

My commission expires: ___________________

__________________________________
Notary Public

CONSENT OF GUARANTOR

In consideration of the transactions consented to hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (collectively "Guarantor") as the guarantor under the Unconditional Continuing Guaranty of Payment, dated April 25, 2005, given by the undersigned to Vectra Bank Colorado, National Association (the "Lender") to guarantee certain obligations of Across America Real Estate Corp. (formerly known as "Across America Real Estate Development Corp.") ("Company"), a Colorado corporation, to the Lender, hereby:

(a)
consents to the extension of the credit facility and other transactions set forth in and contemplated by the First Amendment to Credit Agreement, dated as of April 26,2006, between the Lender and Company;

(b)	consents to any and all prior extensions, amendments and renewals of the Loans and the documents governing, evidencing and securing the Loans.

(c)	agrees that the Guaranty and all obligations of the Guarantor thereunder remain in full force and effect, notwithstanding the modifications described in the First Amendment to Credit Agreement; and

(d)
forever and unconditionally releases and discharges, for himself, his heirs, administrators, executors, personal representatives, successors and assigns, and all persons claiming by, through or under him, the Lender, its affiliates, all its past and present employees, officers, directors, agents and its successors and assigns from any and all claims, demands, obligations, actions, liabilities, losses, costs, expenses and damages of every kind and nature whatsoever, including, without limitation, attorneys' fees, in law or in equity, whether known or unknown, that the undersigned or any other person acting by, through or under him may now have, or claim at any future time to have, based in whole or in part upon any act or omission to the date herein, without regard to present, actual knowledge of acts or omissions, arising from or based upon or in any way related to the Loans or the making or administration of the Loans.

Dated as of April 26, 2006

GUARANTOR:

/s/___________________________________
G. Brent Backman, individually

/s/___________________________________

Karen A. Backman, individually

STATE OF ______________________	)
	)	ss
COUNTY OF_____________________	)

The foregoing instrument was acknowledged before me this day of ___, 2006, by G. Brent Backman, individually.

Witness my hand and official seal.

My commission expires: __________________

___________________________
Notary Public

STATE OF ______________________	)
	)	ss
COUNTY OF_____________________	)

The foregoing instrument was acknowledged before me this day of ___, 2006, by Karen A. Backman, individually.

Witness my hand and official seal

My commission expires: _________

______________________________
Notary Public